UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934


          Date of Report (Date of earliest reported): February 1, 2005


                              HARBIN ELECTRIC, INC.
                    (formerly Torch Executive Services Ltd.)
             (Exact name of registrant as specified in its charter)

        NEVADA                       000-51006                   98-040339
(State or other jurisdiction    (Commission File No.)        (IRS Employer ID)
   of incorporation)

                  No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu
              Harbin Kai Fa Qu, Harbin, Postal Code: 150001, China (Address of principal executive offices and Zip Code)

                                   86-82629583
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 1, 2005, Harbin Electric, Inc. (the "Company"), appointed three new members to the Board of Directors. Information with respect to the new members follows:

Chan Ching Chuen, age 68, is an Honorary Professor at Hong Kong University's Department of Electrical and Electronics Engineering. From 1976 to the present Mr. Chuen earned many professorships in honorary, visiting and guest roles at world renowned institutions such as University of Hong Kong, Imperial College, London, Zhejiang University, Grenoble Polytechnic, France, Massachusetts Institute of Technology, USA and Tsing Hua University, Beijing among others. He is a Fellow of the Royal Academy of Engineering, U.K., the Chinese Academy of Engineering, the Ukraine Academy of Engineering Sciences and a Fellow and Vice President of Hong Kong Academy of Engineering Sciences. He is also a Fellow of IEEE, IEE and HKIE lecturing on electric vehicles worldwide and in 2000 was awarded the IEE International Lecture Medal. Mr. Chuen graduated from Tsing Hua University in 1959 with an MSc in Electrical Engineering later achieving his PhD in 1982 from University of Hong Kong. Mr. Chuen will serve as a member of the Audit and Compensation Committees and will serve as Chairman of the Nominating Committee.

Patrick McManus, age 50, has maintained a private law practice from September 1985 to January 1992 and from January 2002 to the present. From 1992 through January 2002, Mr. McManus was Mayor of the City of Lynn, Massachusetts. Since May 2004, Mr. McManus has served as a member of the Board of Directors of Bodisen Biotech, Inc., a company located in Shaanxi, China, which produces and distributes organic fertilizer compounds. While serving the City of Lynn as its Mayor, he was elected a member and trustee of the Executive Committee of the U.S. Conference of Mayors (USCM) with responsibility for developing policy for the USCM. He also served as the Chairman of the USCM Science and Technology Subcommittee, the Urban Water Council, and the USCM Audit Committee. Mayor McManus started his career in business with the General Electric Company in 1979, and was a Professor of Business and Finance at Salem State College in Massachusetts. Mr. McManus has been a Certified Public Accountant since 1985. Mr. McManus received his Juris Doctorate from Boston College Law School and an M.B.A from Suffolk University. Mr. McManus will serve as a member of the Nominating and Compensation Committees and will serve as Chairman of the Audit Committee.

David Gatton, age 51, has served, since 1985, as President and Chairman of Development Initiatives, Inc., a Washington D.C. based government relations and business development firm. Since 2001 Mr. Gatton has served as Director of the U.S. Conference of Mayors Council on Investment in the New American City, a consortium of mayors, financial institutions, businesses, and non-profit organizations, to promote capital flow, business and infrastructure investment in America. Mr. Gatton also served from 1990 to 1998 as Senior Environmental Advisor and as Managing Director of the U.S. Conference of Mayors' environmental programs, which include the Urban Water Council, the Joint Center for Sustainable Communities, and the Municipal Waste Management Association (MWMA). Since May 2004, Mr. Gatton has served as a member of the Board of Directors of Bodisen Biotech, Inc., a company located in Shaanxi, China, which produces and distributes organic fertilizer compounds. Mr. Gatton holds a Master's degree from Harvard University. Mr. Gatton will serve as a member of the Nominating Committee and Audit Committee and will serve as Chairman of the Compensation Committee.


On February 1, 2005, the Company accepted the resignations of Tianli Yang, Zedong Xu and Yunyue as members of our Board of Directors.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     HARBIN ELECTRIC, INC.



Date:  March 3, 2005                                 /s/TIANFU YANG
                                                     --------------
                                                     Tianfu Yang,
                                                     Chief Executive Officer